Exhibit 16.1

December 9, 2015

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Pacific Oil Company

Commission File No. 001-34770

We have read the statements that we understand Pacific Oil Company will be included under Item 4.01 of the Form 8-K report dated October 26, 2105 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado

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9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com